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                                                                    EXHIBIT 10.1



                                December 11, 1997





LXR Biotechnology Inc.
1401 Marina Way South
Richmond, CA  94804-3746

Attention:     L. David Tomei, Ph.D.
               Chairman and Chief Executive Officer


Gentlemen:

        The purpose of this letter is to outline our agreement pursuant to which Sunrise Securities Corp. ("Sunrise") will act as placement agent in connection with a "best efforts" private placement (the "Offering") of securities of LXR Biotechnology Inc. (the "Company").

        The terms of our agreement are as follows:

        1. The Offering shall consist of the sale of a minimum of $5,000,000 and a maximum of $10,000,000 of the Company's Common Stock ("Shares") at a price ("Sales Price") of not less than $1.75 per share. Sunrise will act as placement agent, subject to, among other things, completion of its due diligence examination.

        2. The commission to Sunrise shall be 6.5% of the gross sales price of shares sold in this Offering. Sunrise shall also be reimbursed for all documented out-of-pocket expenses incurred in connection with the Offering subject to a maximum of 2% of the gross proceeds. Such commission and expenses may be paid, at Sunrise's option, in shares of the Company's Common Stock valued at the Sales Price ("Commission Shares"). The Commission Shares shall have substantially the same registration rights as granted to the Subscribers for the shares sold in the offering, provided, however, that

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                Sunrise should not be entitled to receive additional
                compensation in the event the Company should fail to file a timely Registration Statement.

        3. As soon as practicable, the necessary state securities law filings will be made with respect to the Offering. The Company and Sunrise will cooperate in obtaining the necessary approvals and qualifications in such states as Sunrise deems desirable.

        4. Subscribers for the shares sold in the Offering will receive certain registration rights for the resale of such shares. The Company shall, at its expense, (i) not later than the earlier of
                (x) January 30, 1998 or (y) 30 business days after the final closing of the offering of which the Shares are a part (in either case, the "Filing Deadline") file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("Commission") to register under the Act the resale by the subscribers of the Shares, (ii) use its reasonable best efforts to cause the Registration Statement to become effective under the Act as promptly as practicable, (iii) after the Registration Statement is declared effective under the Act, furnish subscribers with such number of copies of the prospectus (the "Prospectus") included in the Registration Statement as the subscribers may reasonably request to facilitate the resale of the Shares; and (iv) use its reasonable best efforts to cause such Registration Statement to remain effective until such time as the subscribers become eligible to resell the Shares pursuant to Rule 144. In the event that the Company shall fail to file a timely Registration Statement in accordance with the above, the Company shall issue to the subscribers, as compensation therefor, shares of Common Stock equal to (I) 1% of the Shares for each 30 days or part thereof the filing is delayed until 60 days after the Filing Deadline and (ii) 2% of the Shares for each 30 days or part thereof the filing is delayed from 60 days after the filing Deadline; provided, however, that the Company shall not be required to issue such shares if such failure has been caused by the failure of the subscribers to provide information in connection with the Registration Statement.

        5. Concurrent with the closing of the Offering, the Company shall sell to Sunrise (or its designees) purchase warrants (the "Agent's Warrants") covering a number of shares of Common Stock sold in the Offering, inclusive of the Commission Shares, if any, issued to Sunrise. The price of the Agent's Warrants shall be one mil ($0.001) per option. Such warrants will expire five years after the Offering closes. The Agent's Warrants will be exercisable at a price of $2.00 per share. The Agent's Warrants shall not be redeemable. The Company will register the underlying shares under the



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                Act concurrently with the registration of the shares sold in the
                Offering and the Commission Shares, if any, issued to Sunrise. The Agent's Warrants may be exercised as to all or a lesser number of the shares represented thereby and will contain provisions substantially similar to those contained in the warrants issued to Sunrise in connection with the private placement pursuant to the Confidential Private Memorandum dated October 30, 1996.

        6. The Company shall provide, at its cost, such opinions of counsel and letters from auditors as shall be reasonably requested by Sunrise. Any such opinions or letters addressed to any subscribers in the Offering shall also be addressed to Sunrise, and Sunrise shall be entitled to rely thereon.

        7. Sunrise shall be entitled to rely upon any officer's certificate delivered in connection with any closing of the Offering and upon the representations and warranties made by the Company in the Subscription Agreement for the Offering. The Company agrees to indemnify and hold harmless Sunrise, its officers, directors, stockholders, employees, agents, advisors, consultants and counsel against any and all loss, liability, claim, damage and expense whatsoever including attorneys' fees as and when incurred due to or arising out of any breach of any representation or warranty made by the Company set forth therein.

        Please indicate your agreement to the terms set forth in this letter by signing where indicated below.

                                            Very truly yours,



                                            /s/ PRESTON TSAO
                                            ----------------------------------
                                            Preston Tsao
                                            Managing Director


ACCEPTED AND AGREED TO
LXR BIOTECHNOLOGY INC.


By: /s/ L. DAVID TOMEI
   ----------------------------------
   L. David Tomei, Ph.D.
   Chairman & Chief Executive Officer